UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 16, 2024

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.    REGULATION FD DISCLOSURE.

Offering of Notes

On May 16, 2024, O-I Glass, Inc. (the “Company”) issued a press release (the “Notes Press Release”) announcing that OI European Group B.V. (“OIEG”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, in a private offering (the “Offering”) €400 million aggregate principal amount of senior notes due 2029 (the “Notes”), to be guaranteed on a joint and several basis by Owens-Illinois Group, Inc. (“OI Group”) and certain of OI Group’s U.S. domestic subsidiaries that are guarantors under OI Group’s credit agreement. A copy of the Notes Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes will be issued pursuant to an indenture that will contain covenants which, among other things, restrict the ability of OI Group and its subsidiaries to incur liens, engage in certain sale and leaseback transactions and consolidate, merge or sell all or substantially all of OI Group’s assets.

OIEG expects to use the net proceeds from the Offering, together with cash on hand, to purchase any and all of its outstanding 2.875% Senior Notes due 2025 (the “2025 Notes”), of which €500 million aggregate principal amount (approximately $539 million based on the March 29, 2024 (the last business day in March 2024) exchange rate of €1.00 = $1.0777) are currently outstanding, pursuant to a concurrent tender offer for any and all of the 2025 Notes (the “2025 Notes Tender Offer”). After the expiration of the 2025 Notes Tender Offer, OIEG may, subject to applicable federal securities laws, use any net proceeds from the Offering not used to fund the 2025 Notes Tender Offer to fund one or more redemptions of the 2025 Notes not acquired in the 2025 Notes Tender Offer, purchase such 2025 Notes through open market purchases or privately negotiated transactions, satisfy and discharge the indenture governing the 2025 Notes or repay such 2025 Notes at maturity. Any net proceeds received from the Offering not used to fund the 2025 Notes Tender Offer or any such redemption, repurchase or repayment of the 2025 Notes may be used for general corporate purposes.

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the Notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the Notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

The Company intends to be opportunistic in exploring opportunities to refinance certain of its upcoming near-term debt maturities. In doing so, the Company, through its subsidiary Owens-Brockway Glass Container Inc., is currently considering, subject to market conditions, a potential private offering of U.S. dollar-denominated, senior unsecured notes (in such instance, the notes would not be registered under the Securities Act and would not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption therefrom). However, there can be no assurances that any such offering will occur as described or at all. Nothing contained in this release shall constitute an offer to sell or the solicitation of an offer to buy any such notes.

Commencement of Tender Offer

On May 16, 2024, the Company issued a press release (the “Tender Offer Press Release”) announcing the commencement by OIEG of the 2025 Notes Tender Offer. A copy of the Tender Offer Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 is for informational purposes only and shall not constitute a notice of tender offer or redemption for the 2025 Notes or an offer to sell or the solicitation of an offer to buy the 2025 Notes, the Notes or the guarantees, nor shall there be any sale of the Notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act and such information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, trade disputes, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, public health issues and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current Ukraine-Russia and Israel-Hamas conflicts and disruptions in supply of raw materials caused by transportation delays), (3) competitive pressures from other glass container producers and alternative forms of packaging or consolidation among competitors and customers, (4) changes in consumer preferences or customer inventory management practices, (5) the continuing consolidation of the Company’s customer base, (6) the Company’s ability to improve its glass melting technology, known as the modular advanced glass manufacturing asset (“MAGMA”) program, and implement it within the timeframe expected, (7) unanticipated supply chain and operational disruptions, including higher capital spending, (8) seasonality of customer demand, (9) the failure of the Company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (10) labor shortages, labor cost increases or strikes, (11) the Company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (12) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (13) any increases in the underfunded status of the Company’s pension plans, (14) any failure or disruption of the Company’s information technology, or those of third parties on which the Company relies, or any cybersecurity or data privacy incidents affecting the Company or its third-party service providers, (15) risks related to the Company’s indebtedness or changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to generate cash to service indebtedness and refinance debt on favorable terms, (16) risks associated with operating in foreign countries, (17) foreign currency fluctuations relative to the U.S. dollar, (18) changes in tax laws or U.S. trade policies, (19) the Company’s ability to comply with various environmental legal requirements, (20) risks related to recycling and recycled content laws and regulations, (21) risks related to climate-change and air emissions, including related laws or regulations and increased environmental, social and governance scrutiny and changing expectations from stakeholders, (22) risks related to the Company’s long-term succession planning process and (23) the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequently filed Quarterly Reports on Form 10-Q or the Company’s other filings with the SEC.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this Current Report on Form 8-K are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results, or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results or operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this Current Report on Form 8-K.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
No.	Description
99.1	Notes Press Release, dated May 16, 2024
99.2	Tender Offer Press Release, dated May 16, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: May 16, 2024	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer